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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-61756) of Valero Energy Corporation of our report dated May 10, 2000 relating to the financial statements of Exxon California Refinery, Terminal and Retail Assets Business (as defined in the Sale and Purchase Agreement between Exxon Mobil Corporation and Valero Refining Company - California), which appears in the Current Report on Form 8-K/A of Valero Energy Corporation dated August 17, 2001.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Houston, Texas
August 17, 2001